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                                                                    Exhibit 99.1



                                                 For Details Contact:
                                                 CellularVision USA, Inc. (CVUS)
                                                 140 58th Street, Loft 7E
                                                 Brooklyn, NY 11220
                                                 Tel: 718 489 1200
                                                 Fax: 718-489-1210

FOR IMMEDIATE RELEASE

CellularVision USA Receives Shareholder
Approval of Spectrum Assignment to
WinStar Communications


         October 27, 1998-New York-

         CellularVision USA, Inc. (Nasdaq: CVUS) today announced it had received the approval from holders of a majority of its Common Stock to consummate the spectrum assignment contemplated by the LMDS Purchase Agreement among the company, CellularVision of New York and WinStar Communications.

         "We are delighted that holders of a majority of our Common Stock have consented to the WinStar spectrum assignment," said Shant Hovnanian, chief executive officer of CellularVision USA, "and intend to consummate the WinStar spectrum assignment within thirty days."

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